UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 21, 2017
XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-1304974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
XL Group Ltd (the "Company") announced today that Peter R. Porrino, age 60, Executive Vice President and Chief Financial Officer of the Company, notified the Company on February 21, 2017 that, following a transition period, he intends to retire from the positions of Executive Vice President and Chief Financial Officer effective May 1, 2017.
Effective upon Mr. Porrino's retirement as Chief Financial Officer, Stephen Robb, currently the Company's Controller, will succeed Mr. Porrino as Executive Vice President and Chief Financial Officer. Following his retirement as Executive Vice President and Chief Financial Officer, Mr. Porrino will remain employed as an advisor to the Company, working with the Company’s Chief Executive Officer, Mike McGavick. A copy of the Company's press release announcing Mr. Porrino's retirement and Mr. Robb's appointment is attached as Exhibit 99.1 and is incorporated herein by reference.
Mr. Robb, age 46, has served as Senior Vice President and Controller of the Company since November 2010. Since joining the Company as Vice President, SEC Reporting Officer in 2004, Mr. Robb has held various progressively senior leadership positions with the Company that have included responsibility for accounting policy, budgeting and planning, treasury functions, rating agency relationships, corporate financial close, financial regulatory reporting and finance risk and controls matters. Prior to joining XL in 2004, Mr. Robb worked in the insurance practice of PricewaterhouseCoopers LLP, as Senior Manager, Insurance Industry Group Leader.
As Chief Financial Officer, effective May 1, 2017 Mr. Robb will receive a base salary of $665,000, his target annual incentive opportunity will be 135% of his base salary, and his target long-term incentive opportunity will be $1,500,000. The actual amount of Mr. Robb’s annual and long-term incentive awards will be determined by the Company’s Board of Directors in accordance with the terms of the Company’s compensation programs.
In connection with his appointment, the Company anticipates that Mr. Robb will be covered by the Company's executive severance benefit plan, a copy of which was previously filed as Exhibit 10.49 with the Company’s Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 25, 2015, and is incorporated herein by reference.
There are no family relationships between Mr. Robb and any of the Company's directors or executive officers or any person nominated or chosen to become a director or executive officer, and there are no transactions in which Mr. Robb has an interest requiring disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Robb and any other person pursuant to which Mr. Robb was appointed Chief Financial Officer of the Company.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following are filed herewith:

Exhibit No.	Description
99.1	Press Release ("XL Group Ltd Announces Retirement of Pete Porrino as Chief Financial Officer; Stephen Robb, Group Controller, Appointed as Successor"), dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Group Ltd
Date: February 22, 2017	By:	/s/ Kirstin Gould
Name: Kirstin Gould Title: General Counsel and Secretary